Exhibit 10.6

Loan Agreement

This Loan Agreement (“Loan Agreement”) is entered into as of November 30, 2016 ("Effective Date"), by and between Alternative Investment Corporation (“AICO”) with office at 150 East 52nd Street Suite 1102, New York, NY 10022 USA ("Barrower"), and Fess Group Holdings LLC with office at 1173A 2nd Avenue Suite 102, New York, NY 10065 USA (“Lender”).

Whereas, Barrower needs funds for current business purposes, and Lender desires to loan Barrower such funds, under the following terms:

Effective Date: November 30, 2016

Loan amount: $35,000.00

Interest: 8.0%

Repayment: Principle and interest, paid on Due Date

Due date: May 30, 2017

Now therefore, the parties agree as follows:

1. Loan Amount

The amount of the loan will be thirty five thousand United States dollars (US$35,000.00).

2. Interest Rate

The interest on the loan will eight percent (8,0%).

3. Repayment

a)

Barrower will completely repay the loan, including accrued interest, by May 30, 2017.

b)

Barrower may, at any time, repay all, or part, of the loan without any penalty for early repayment.

c)

Lender may, at any time in the event of default opt to convert loan to Borrower’s equity at a conversion of pre-money valuation of $200,000

4. General

a. Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, which shall not be unreasonably withheld, and any purported assignment without such consent shall have no force or effect, except that either party may assign this Agreement incident to the transfer of all, or substantially all, of its business to which such product and services are related. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

b. No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

c. The prevailing party in any legal action arising out of, or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such action, including court costs and reasonable attorney’s fees.

d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, US without regard to its choice of law principles. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in state or federal court in New York, New York and that the parties hereby submit to the jurisdiction and venue of said court as though the dispute was between residents. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover all costs, expenses and reasonable attorney’s fees incurred in such action.

e. All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon delivery by a courier service, upon acknowledged facsimile communication, or ten (10) days after deposit in the mail, postage prepaid, by certified, registered or first class mail.

f. This Agreement may be executed by original, electronic, facsimile or other signature which indicates the parties’ acceptance of the terms hereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document. Delivery by means of a physical document, facsimile, or electronic file of such an executed copy of this Agreement shall be deemed an original, and have the full force and effect of an original signed paper copy.

g. The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that it is such a modification, and is signed by an authorized representative of each party hereto. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of the order by its express terms.

h. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and supersede and replace all prior or contemporaneous agreements, written or oral, regarding such subject matter.